                                                                    Exhibit 10.8

CONFORMED COPY
===============================================================================



                     Board of Trade of the City of Chicago





               $75,000,000 6.81% Senior Notes due March 31, 2007





                               ----------------

                            Note Purchase Agreement

                               ----------------



                           Dated as of March 1, 1997



===============================================================================

                               Table of Contents


Section                                       Heading                             Page
Section 1.          Authorization of Notes......................................     1

Section 2.          Sale and Purchase of Notes..................................     1

Section 3.          Closing.....................................................     2

Section 4.          Conditions to Closing.......................................     2

   Section 4.1.     Representations and Warranties..............................     2
   Section 4.2.     Performance; No Default.....................................     2
   Section 4.3.     Compliance Certificates.....................................     2
   Section 4.4.     Opinions of Counsel.........................................     3
   Section 4.5.     Purchase Permitted by Applicable Law, Etc...................     3
   Section 4.6.     Sale of Other Notes.........................................     3
   Section 4.7.     Payment of Special Counsel Fees.............................     3
   Section 4.8.     Private Placement Number....................................     3
   Section 4.9.     Changes in Corporate Structure..............................     3
   Section 4.10.    Proceedings and Documents...................................     4

Section 5.          Representations and Warranties of the Company...............     4

   Section 5.1.     Organization; Power and Authority...........................     4
   Section 5.2.     Authorization, Etc..........................................     4
   Section 5.3.     Disclosure..................................................     4
   Section 5.4.     Organization and Ownership of Shares of Subsidiaries........     5
   Section 5.5.     Financial Statements........................................     5
   Section 5.6.     Compliance with Laws, Other Instruments, Etc................     5
   Section 5.7.     Governmental Authorizations, Etc............................     6
   Section 5.8.     Litigation; Observance of Statutes and Orders...............     6
   Section 5.9.     Taxes.......................................................     6
   Section 5.10.    Title to Property; Leases...................................     6
   Section 5.11.    Licenses, Permits, Etc......................................     7
   Section 5.12.    Compliance with ERISA.......................................     7
   Section 5.13.    Private Offering by the Company.............................     8
   Section 5.14.    Use of Proceeds; Margin Regulations.........................     8
   Section 5.15.    Existing Indebtedness.......................................     8
   Section 5.16.    Foreign Assets Control Regulations, Etc.....................     8
   Section 5.17.    Status under Certain Statutes...............................     8

Section 6.          Representations of the Purchaser............................     9

   Section 6.1.     Purchase for Investment.....................................     9

   Section 6.2.     Source of Funds.............................................     9
   Section 6.3.     Transfer to Competitors.....................................    10

Section 7.          Information as to Company...................................    10

   Section 7.1.     Financial and Business Information..........................    10
   Section 7.2.     Officer's Certificate.......................................    13
   Section 7.3.     Inspection..................................................    13

Section 8.          Prepayment of the Notes.....................................    14

   Section 8.1.     Required Prepayments........................................    14
   Section 8.2.     Optional Prepayments with Make-Whole Amount.................    14
   Section 8.3.     Allocation of Partial Prepayments...........................    15
   Section 8.4.     Maturity; Surrender, Etc....................................    15
   Section 8.5.     Purchase of Notes...........................................    15
   Section 8.6.     Make-Whole Amount...........................................    15

Section 9.          Affirmative Covenants.......................................    17

   Section 9.1.     Compliance with Law.........................................    17
   Section 9.2.     Insurance...................................................    17
   Section 9.3.     Maintenance of Properties...................................    17
   Section 9.4.     Payment of Taxes............................................    17
   Section 9.5.     Corporate Existence, Etc....................................    18

Section 10.         Negative Covenants..........................................    18

   Section 10.1.    Transactions with Affiliates................................    18
   Section 10.2.    Merger, Consolidation, Etc..................................    18
   Section 10.3.    Limitations on Subsidiary Indebtedness......................    19
   Section 10.4.    Limitation on Priority Indebtedness.........................    19
   Section 10.5.    Limitation on Liens.........................................    19

Section 11.         Events of Default...........................................    22

Section 12.         Remedies on Default, Etc....................................    24

   Section 12.1.    Acceleration................................................    24
   Section 12.2.    Other Remedies..............................................    25
   Section 12.3.    Rescission..................................................    25
   Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc...........    25

Section 13.         Registration; Exchange; Substitution of Notes...............    25

   Section 13.1.    Registration of Notes.......................................    25
   Section 13.2.    Transfer and Exchange of Notes..............................    26
   Section 13.3.    Replacement of Notes........................................    26

Section 14.         Payments on Notes...........................................    27

   Section 14.1.    Place of Payment............................................    27
   Section 14.2.    Home Office Payment.........................................    27

Section 15.         Expenses, Etc...............................................    27

   Section 15.1.    Transaction Expenses........................................    27
   Section 15.2.    Survival....................................................    28

Section 16.         Survival of Representations and Warranties; Entire Agreement    28

Section 17.         Amendment and Waiver........................................    28

   Section 17.1.    Requirements................................................    28
   Section 17.2.    Solicitation of Holders of Notes............................    28
   Section 17.3.    Binding Effect, Etc.........................................    29
   Section 17.4.    Notes Held by Company, Etc..................................    29

Section 18.         Notices.....................................................    29

Section 19.         Reproduction of Documents...................................    30

Section 20.         Confidential Information....................................    30

Section 21.         Substitution of Purchaser...................................    31

Section 22.         Miscellaneous...............................................    31

   Section 22.1.    Successors and Assigns......................................    31
   Section 22.2.    Payments Due on Non-Business Days...........................    32
   Section 22.3.    Severability................................................    32
   Section 22.4.    Construction................................................    32
   Section 22.5.    Counterparts................................................    32
   Section 22.6.    Governing Law...............................................    32

Attachments to Note Purchase Agreement:


Schedule A     -   Information Relating to Purchasers

Schedule B     -   Defined Terms

Schedule 5.3   -   Disclosure Materials

Schedule 5.4   -   Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5   -   Financial Statements

Schedule 5.8   -   Certain Litigation

Schedule 5.11  -   Patents, Etc.

Schedule 5.14  -   Use of Proceeds

Schedule 5.15  -   Existing Indebtedness

Exhibit 1      -   Form of 6.81% Senior Note due March 31, 2007

Exhibit 4.4(a) -   Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b) -   Form of Opinion of Special Counsel for the Purchasers

                     Board of Trade of the City of Chicago
                          141 West Jackson Boulevard
                           Chicago, Illinois  60604

                                      Re:

                     6.81% Senior Notes due March 31, 2007

                                                                    Dated as of
                                                                  March 1, 1997

To the Purchaser listed in
  the attached Schedule A who
  is a signatory to this Agreement:

Ladies and Gentlemen:

     Board of Trade of the City of Chicago, an Illinois special-charter corporation (the "Company"), agrees with you as follows:

Section 1.     Authorization of Notes.

     The Company will authorize the issue and sale of $75,000,000 aggregate principal amount of its 6.81% Senior Notes due March 31, 2007 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.     Sale and Purchase of Notes.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

Section 3.     Closing.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M., Chicago, Illinois time, at a closing (the "Closing") on March 27, 1997 or on such other Business Day thereafter on or prior to April 11, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 7521-7653 at First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670, ABA No. 071-000-013. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4.     Conditions to Closing.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

     Section 4.3.   Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Kirkland & Ellis, counsel for the Company, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable and documented fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 5.     Representations and Warranties of the Company.

     The Company represents and warrants to you on the date of this Agreement that:

     Section 5.1. Organization; Power and Authority. The Company is a special-charter corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, First Chicago Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of the Confidential Offering Memorandum, dated February 1997 (the "Memorandum"), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule
5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified in Schedule 5.3, or in the financial statements listed in Schedule 5.5, since December 31, 1995, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     Section 5.4.  Organization and Ownership of Shares of Subsidiaries. (a)
Schedule 5.4 is a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except for Liens of the type described in Section 10.5(a) hereof or as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     Section 5.5. Financial Statements. The Company has delivered to you and each other Purchaser copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnote disclosure).

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (1) any corporate charter or by-laws of the Company or any Subsidiary or (2) any indenture, mortgage, deed of trust, loan, note purchase or credit agreement, lease, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, which contravention, breach, default, conflict or violation in any case described in clause (a)(2), (b) or (c) of this Section 5.6, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Agreements or the Notes, other than those which previously have been obtained.

     Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established reserves deemed by it to be adequate with respect thereto. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement and the Other Agreements, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess, or otherwise have the right to use, all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability by reason of a violation of Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) that are subject to Title IV of ERISA, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $8,678,847 in the case of any single such Plan and by more than $10,915,856 in the aggregate for all such Plans. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation with respect to all employee welfare benefit plans (as defined in Section 3 of ERISA) (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 39 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     Section 5.15. Existing Indebtedness. Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 27, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary, in each case, the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     Section 5.16. Foreign Assets Control Regulations, Etc. The use of the proceeds from the sale of the Notes will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment

Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 6.     Representations of the Purchaser.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) if you are an insurance company, the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption and the condition that neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     The Company shall deliver a certificate on the date of the Closing, with respect to you and the Other Purchasers and on or prior to the date of any transfer of any Notes, with respect to any subsequent holder of such Notes, which certificate shall either state that (i) it is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

     As used in this Section 6.2, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     Section 6.3. Transfer to Competitors. You agree that you will not resell the Notes purchased by you under this Agreement to a Person which, to the best of your knowledge, is a Competitor. It is understood and agreed that in establishing your compliance with the foregoing, you may rely upon, but shall be not obligated to obtain, the written representation of the transferee of a Note obtained by you in good faith to the effect that such transferee is not a Competitor.

Section 7.     Information as to Company.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated statement of financial condition of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in members' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that, if for such quarterly fiscal period the Company shall have prepared and filed with the Security and Exchange Commission its Quarterly Report on Form 10-Q in compliance with the requirements therefor, then delivery within the time period specified above of copies of such Quarterly Report on Form 10-Q shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated statement of financial condition of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in members' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that, if for such fiscal year the Company shall have prepared and filed with the Securities and Exchange Commission its Annual Report on Form 10-K in accordance with the requirements therefor, then the delivery within the time period specified above of such Annual Report on Form 10-K (together with its annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

          (d) Notice of Default or Event of Default -- promptly, and in any event within 10 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within 10 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan that is subject to Title IV of ERISA, the occurrence of any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC in writing of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan that is subject to Title IV of ERISA, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) the occurrence of any event, transaction or condition that could result in the incurrence of any penalty by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such penalty or Lien, taken together with any other such penalties or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

          (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2(b) hereof, if applicable, and Section 10.3 through Section 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, (i) to visit and inspect any of the offices or properties of the Company or any Subsidiary, (ii) to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, provided that such representatives shall not be permitted to examine any such books of account, records, reports or other papers if the Company or any such Restricted Subsidiary shall have caused to be delivered to such representatives an opinion of nationally recognized independent counsel, or such other counsel reasonably satisfactory to such representatives, to the effect that the Company or such Restricted Subsidiary is prohibited by applicable law from disclosing information contained in such books of account, records, reports or other papers, and then only to the extent the Company or such Restricted Subsidiary is so prohibited, and (iii) to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.     Prepayment of the Notes.

     Section 8.1. Required Prepayments. On March 31, 2001 and on each March 31 thereafter to and including March 31, 2006, the Company will prepay $10,714,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium.

     In the event of any partial prepayment of the Notes pursuant to Section 8.2, in accordance with the Company's election pursuant to Section 8.2, the principal amounts of the prepayments required by this Section 8.1 on and after the date of such partial prepayment shall either (a) each be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment (a "Pro Rata Application") or (b) be reduced by crediting such prepayments first, against the final maturities of the Notes being prepaid and then, against the prepayments required by this Section 8.1 in the inverse order of the due dates of such prepayments (an "Inverse Order Application").

     In the event of any purchase of the Notes permitted by Section 8.5, the principal amount of each prepayment of the Notes required by this Section 8.1 on and after the date of such purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such purchase.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest thereon to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), the interest to be paid on the prepayment date with respect to such principal amount being prepaid and whether such prepayment shall be applied to the remaining prepayments required by
Section 8.1 by Pro Rata Application or Inverse Order Application, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 15 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.30% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
     Section 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9.     Affirmative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company, will and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

     Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear and damage by casualty), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

     Section 9.4. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established reserves reasonably deemed by it to be adequate, on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

     Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

Section 10.    Negative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and in the reasonable judgment of the board of directors of the Company, upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 10.2. Merger, Consolidation, Etc. The Company shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor"), shall be a solvent Person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such Successor, (i) such Successor shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with all terms hereof; and

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

If the Company shall convey, transfer or lease less than 95% of the assets of the Company, such conveyance, transfer or lease shall not have the effect of releasing the Person that was the "Company", immediately prior to such conveyance, transfer or lease, from its liability under this Agreement or the Notes.

     Section 10.3. Limitations on Subsidiary Indebtedness. (a) The Company will not permit any Restricted Subsidiary to create, assume, guarantee or otherwise incur or in any manner become liable in respect of any Indebtedness (excluding Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary) if, after giving effect thereto and to the application of the proceeds thereof, the aggregate amount of all Indebtedness of all Restricted Subsidiaries then outstanding would exceed 15% of Members' Equity.

     (b) The renewal, extension or refunding of any Indebtedness issued, incurred or outstanding pursuant to Section 10.3(a) shall constitute the issuance of additional Indebtedness which is, in turn, subject to the limitations of Section 10.3(a).

     (c) Any Person which becomes a Restricted Subsidiary after the date hereof shall for all purposes of Section 10.3 be deemed to have created, assumed, guaranteed or otherwise incurred at the time it becomes a Restricted Subsidiary all Indebtedness of such Person existing immediately after it becomes a Restricted Subsidiary.

     Section 10.4. Limitation on Priority Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume, guarantee or otherwise incur or in any manner become liable in respect of any Priority Indebtedness if, after giving effect thereto and to the application of the proceeds thereof, the aggregate amount of all Priority Indebtedness then outstanding would exceed 30% of Members' Equity.

     (b) Any Person which becomes a Restricted Subsidiary after the date hereof shall for all purposes of Section 10.4 be deemed to have created, assumed, guaranteed or otherwise incurred at the time it becomes a Restricted Subsidiary all Priority Indebtedness of such Person existing immediately after it becomes a Restricted Subsidiary.

     Section 10.5. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless (x) it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and (y) it causes to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that such agreement is enforceable in accordance with its terms and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or if such sums are then due and payable, the payment of such sums is being contested in good faith by appropriate actions or proceedings and the Company or such Restricted Subsidiary shall have set aside on its books reserves deemed by it to be adequate with respect thereto, and precautionary filings by lessors or similar financing parties, and the Liens and set-off rights of depository banks;

          (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (d) Liens of or resulting from any judgment or award (i) the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured or (ii) provided that such judgment or award shall not have resulted in a Default pursuant to Section 11(i);

          (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not at the time of the creation thereof, in the aggregate, materially detract from the value of such property;

          (f) Liens on property or assets of the Company or any of its Restricted Subsidiaries securing Indebtedness owing to the Company or to another Restricted Subsidiary;

          (g) Liens existing on March 27, 1997 and securing the Indebtedness of the Company and its Restricted Subsidiaries referred to in Schedule 5.15;

          (h) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

               (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or completion of construction, and

               (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or completion of construction of such property;

          (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.5, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

          (k) Liens not otherwise permitted by the preceding paragraphs (a) through (j), inclusive, securing Indebtedness of the Company or any Restricted Subsidiary, provided that the aggregate amount of Indebtedness secured by such Liens would not exceed 20% of Members' Equity.

     For the purposes of this Section 10.5, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding, which incurrence, in either case, shall be subject to limitations of the applicable provisions of this Section 10.5.

Section 11.    Events of Default.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.5, inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after a Responsible Officer obtains knowledge of such default; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) If (i) any Plan that is subject to the minimum funding requirements of ERISA or the Code shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code with respect to any such Plan,
     (ii) a notice of intent to terminate any Plan that is subject to Title IV of ERISA shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any such Plan or the PBGC shall have notified in writing the Company or any ERISA Affiliate that such a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans that are subject to Title IV of ERISA, determined in accordance with Title IV of ERISA, shall exceed $10,915,856, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability by reason of a violation of Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or
     (vi) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12.    Remedies on Default, Etc.

     Section 12.1. Acceleration. If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable. If any other Event of Default has occurred and is continuing, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable. If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (a) all accrued and unpaid interest thereon and (b) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to the second or third sentence of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13.    Registration; Exchange; Substitution of Notes.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such original purchaser's or such subsequent holder's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.    Payments on Notes.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

Section 15.    Expenses, Etc.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented costs and expenses (including attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with the negotiation, documentation and closing of the transactions contemplated hereby and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Other Agreements or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) any such costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) any such costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.    Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.    Amendment and Waiver.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such provisions), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     Section 17.2.  Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.    Notices.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.    Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.    Confidential Information.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you, in each case, prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any Federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21.    Substitution of Purchaser.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

Section 22.    Miscellaneous.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                               *   *   *   *   *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     Board of Trade of the City of Chicago


                                     By /s/ Thomas R. Donovan
                                       -----------------------------------
                                       Its  President and Chief
                                            Executive Officer

The foregoing is hereby
agreed to as of the
date thereof.


                                     [Variation]

                                     By
                                       ----------------------------------------
                                       Its

                                     [By
                                       ----------------------------------------
                                        Its                                   ]

                      Information Relating to Purchasers

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                        Purchased

Nationwide Life Insurance Company                      $20,000,000
One Nationwide Plaza
Columbus, Ohio  43215-2220

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     The Bank of New York
     ABA #021-000-018
     BNF:  IOC566
     F/A/O Nationwide Life Insurance Company
     Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:


     Nationwide Life Insurance Company
     c/o The Bank of New York
     P. O. Box 19266
     Newark, New Jersey  07195
     Attention:  P&I Department

     With a copy to:

     Nationwide Life Insurance Company
     One Nationwide Plaza (1-32-05)
     Columbus, Ohio  43215-2220
     Attention:  Investment Accounting



                                   Schedule A
                          (to Note Purchase Agreement)

All notices and communications other than those in respect to payments to be addressed:


     Nationwide Life Insurance Company
     One Nationwide Plaza (1-33-07)
     Columbus, Ohio  43215-2220
     Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                        Purchased

Nationwide Life and Annuity                            $3,000,000
Insurance Company
One Nationwide Plaza
Columbus, Ohio  43215-2220

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     The Bank of New York
     ABA #021-000-018
     BNF:  IOC566
     F/A/O Nationwide Life and Annuity Insurance Company
     Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:


     Nationwide Life and Annuity Insurance Company
     c/o The Bank of New York
     P. O. Box 19266
     Newark, NJ  07195
     Attention:  P&I Department

     With a copy to:

     Nationwide Life and Annuity Insurance Company
     One Nationwide Plaza (1-32-05)
     Columbus, Ohio  43215-2220
     Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed:


     Nationwide Life and Annuity Insurance Company
     One Nationwide Plaza (1-33-07)
     Columbus, Ohio  43215-2220
     Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1000740

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                        Purchased

Nationwide Life Insurance Company                      $2,000,000
 Separate Account OH
One Nationwide Plaza
Columbus, Ohio  43215-2220

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     The Bank of New York
     ABA #021-000-018
     BNF:  IOC566
     F/A/O Nationwide Life Insurance Co. - S/A OH
     Attention:  P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:


     Nationwide Life Insurance Company-S/A OH
     c/o The Bank of New York
     P. O. Box 19266
     Newark, New Jersey  07195
     Attention:  P&I Department

     With a copy to:

     Nationwide Life Insurance Company-S/A OH
     One Nationwide Plaza (1-32-05)
     Columbus, Ohio  43215-2220
     Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed:


     Nationwide Life Insurance Company Separate Account OH
     One Nationwide Plaza (1-33-07)
     Columbus, Ohio  43215-2220
     Attention:  Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                        Purchased

Principal Mutual Life Insurance Company                $19,000,000
711 High Street
Des Moines, Iowa  50392-0800
Attention:  Investment Department--Securities Division
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:


     ABA #073 000 228
     Norwest Bank Iowa, N.A.
     7th and Walnut Streets
     Des Moines, Iowa  50309
     For Credit to Principal Mutual Life
      Insurance Company Account Number 014752
     Reference:  OBI PFGSE(S)1-B-61012 (  ) Principal $_________
     Interest $________

Each wire transfer shall identify such payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest".

Notices

All notices concerning payment on or in respect of the Notes, to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, Iowa  50392-0960
     Attention:  Investment Accounting and Treasury - Securities
     Facsimile:  (515) 248-2643
     Confirmation:  (515) 248-8301

All notices and communications other than those in respect to payments to be addressed as provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-0127290

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                        Purchased

Principal Mutual Life Insurance Company                $1,000,000
711 High Street
Des Moines, Iowa  50392-0800
Attention:  Investment Department--Securities Division
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:


     ABA #073 000 228
     Norwest Bank Iowa, N.A.
     7th and Walnut Streets
     Des Moines, Iowa  50309
     For Credit to Principal Mutual Life Insurance
      Company, Separate Account Number 032395
     Reference:  OBI PFGSE(S)16-B-61012 (  ) Principal $________
     Interest $________

Each wire transfer shall identify such payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest".

Notices

All notices concerning payment on or in respect of the Notes, to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, Iowa  50392-0960
     Attention:  Investment Accounting and Treasury - Securities
     Facsimile:  (515) 248-2643
     Confirmation:  (515) 248-8301

All notices and communications other than those in respect to payments to be addressed as provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-0127290

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                       Purchased

State Farm Life Insurance Company                     $13,000,000
One State Farm Plaza
Bloomington, Illinois  61710
Attention:  Investment Department--Corporate Fixed Income

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:


     Chase Manhattan Bank
     ABA #021000021 A/C #900 9 000168
     For Credit to:  State Farm Life Insurance Company
     Account Number G06893
     Re: Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, Principal, Premium or Interest

Notices

All notices and communications, except written confirmation of payment, to be addressed to:


     State Farm Life Insurance Company
     One State Farm Plaza
     Bloomington, Illinois  61710
     Attention:  Investment Department E-10

All written confirmations of payment to be addressed to:


     State Farm Life Insurance Company
     One State Farm Plaza
     Bloomington, Illinois  61710
     Attention:  Investment Accounting Department D-2

Name of Nominee in which Notes are to be issued:  None

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                        Purchased

Knights of Columbus                                    $10,000,000
One Columbus Plaza
New Haven, Connecticut  06510-3326
Attention:  Investment Department
Telecopier Number: (203) 772-0037

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     Bank of New York (ABA #021-000-018)
     One Wall Street
     New York, New York  10286

     For credit to:  Knights of Columbus General Account
                     Account Number 8900300825

Notices

All notices and communications, to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:


     Knights of Columbus
     P. O. Box 2016
     New Haven, Connecticut  06521-2016
     Attention:  Accounting Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-0416470

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                        Purchased

Berkshire Life Insurance Company                        $2,000,000
700 South Street
Pittsfield, Massachusetts  01201
Attention:  Securities Department
Fax Number:  (413) 443-9397
Phone Number:  (413) 499-4321

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     The Chase Manhattan Bank, N.A. (ABA #021000021)
     One Chase Manhattan Plaza
     New York, New York 10081

     for credit to:  Berkshire Life Insurance Company
                     Account Number 002-4-020877

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1083480

                                                    Principal Amount
               Names of Purchaser                    of Notes to be
                                                        Purchased

Mennonite Mutual Aid Association                        $1,000,000
1110 North Main Street, P.O.  Box 483
Goshen, Indiana  46527-0483
Attention:  Investment Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     Fifth Third Bank
     ABA #042000314
     For Mennonite Mutual Aid Association
     For Account Number 01-003-2624500
     Attention:  Helen Seibert

Notices

All notices concerning payment on or in respect of the Notes, to:


     Helen Seibert
     Fifth Third Bank
     38 Fountain Square Plaza
     Mail Drop 1090F2
     Cincinnati, OH  45263
     Phone:  (513) 579-5467
     Fax:  (513) 579-5444

All notices and communications other than those with respect to payments, to:


     Delmar King
     Mennonite Mutual Aid Association
     1110 North Main Street, P.O. Box 483
     Goshen, IN  46527-0483
     Phone:  (219) 533-5911
     Fax:  (219) 534-4381

Name of Nominee in which Notes are to be issued:  AGEN & Co.

Taxpayer I.D. Number:  35-6059333

           Name of                                        Principal Amount of
          Purchaser                                      Notes to Be Purchased

National Travelers Life Company                                $1,000,000
c/o MIMLIC Asset Management Company
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     First Bank, N.A
     Minneapolis, Minnesota
     ABA #091-000-022

     for credit to:  First Trust, N.A.
     Account Number:  180121167365, TSU: 050

     for further credit to:  National Travelers Life Company
     Account Number:  12609110
     Attention:  Peggy Sime (612) 244-0647

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Var & Co.

Taxpayer I.D. Number:  42-0432940

           Name of                                        Principal Amount of
          Purchaser                                      Notes to Be Purchased

Pioneer Mutual Life Insurance Company                          $1,000,000
c/o MIMLIC Asset Management Company
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     Norwest Bank Minnesota
     Minneapolis, Minnesota
     ABA #091-000-019

     for credit to:  Trust Clearing
     Account Number:  0840245

     for further credit to: Pioneer Mutual Life Insurance Company Account Number: 40597400

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  45-0220640

           Name of                                        Principal Amount of
          Purchaser                                      Notes to Be Purchased

Colorado Bankers Life Insurance Company                        $500,000
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     Bankers Trust Company (ABA #021-001-033)
     New York, New York
     for credit to Account Number:  99-911145
     for further credit to: Colorado Bankers Life Insurance Company Company Account Number: 098125

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.


Name of Nominee in which Notes are to be issued:  Salkeld & Co.

Taxpayer I.D. Number:  84-0674027

           Name of                                        Principal Amount of
          Purchaser                                      Notes to Be Purchased

Guarantee Reserve Life Insurance Company                        $500,000
c/o MIMLIC Asset Management Company
400 Robert Street  North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     Mercantile National Bank of Indiana
     Hammond, Indiana
     ABA #071-912-813
     For credit to: Guarantee Reserve Life Insurance Company
                    Attention:  Trust Department, Geneva DeVine
                    Account Number:  287000

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.


Name of Nominee in which Notes are to be issued:  Gant & Co.

Taxpayer I.D. Number: 35-0815760

           Name of                                        Principal Amount of
          Purchaser                                      Notes to Be Purchased

Minnesota Fire & Casualty Company                              $500,000
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota  55101

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     First Bank N.A. (ABA #091-000-022)
     Minneapolis, Minnesota

     for credit to:  First Trust N.A.
                     Account Number 180121167365, TSU:  050

     for further credit to:  Minnesota Fire & Casualty Company
                             Account Number:  12603440 (MMF&C)
                             Attn:  Peggy Sime (612) 244-0647

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Var & Co.

Taxpayer I.D. Number:  41-0417250

           Name of                                        Principal Amount of
          Purchaser                                      Notes to Be Purchased

Protected Home Mutual Life Insurance Company                   $500,000
c/o MIMLIC Asset Management Company
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Board of Trade of the City of Chicago, 6.81% Senior Notes due March 31, 2007, PPN 09658# AB 8, principal, premium or interest") to:


     PNC Bank - Trust Account #6054918631
     ABA #043-000-096
     Attention:  Penny Hopkins

     for credit to:  Protected Home Mutual Life Insurance Company

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: PNC Bank custodian under agreement with Protected Home Mutual Life Insurance Company

Taxpayer I.D. Number:  25-0740310

                                 Defined Terms

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Board of Trade of the City of Chicago, an Illinois special-charter corporation until a Successor becomes such in the manner prescribed in
Section 10.2(a), and thereafter means such Successor.

     "Competitor" means any board of trade which is a contract market designated by the Commodity Futures Trading Commission and any other commodity exchange or board of trade, and any registered national securities exchange or other stock or securities exchange, whether domestic or foreign.

     "Confidential Information" is defined in Section 20.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means at any time that rate of interest that is the greater of (i) 2% per annum above the rate of interest then stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate per annum of interest then publicly announced by First Chicago NBD Bank in Chicago, Illinois as its "base" or "prime" rate.


                                  Schedule B
                         (to Note Purchase Agreement)

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except (i) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection and (ii) contractual indemnification provisions for obligations other than Indebtedness) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, a Guaranty in respect of Indebtedness shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness that has been guaranteed, and a Guaranty in respect of any other obligation shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, provided that if the aggregate amount of such obligation is not readily determinable, the amount thereof shall be estimated in good faith by such obligor.

     "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Inverse Order Application" is defined in Section 8.1.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.6.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "Members' Equity" means, as the date of any determination thereof, members' equity of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Section 2.

     "Other Purchasers" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is maintained, or to which contributions are made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Indebtedness" means the aggregate principal amount of all Indebtedness of the Company secured by Liens other than Liens permitted by clauses (a) through (j) of Section 10.5 plus the aggregate principal amount of all Indebtedness of Restricted Subsidiaries other than Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary.

     "Pro Rata Application" is defined in Section 8.1.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Subsidiary" means each Subsidiary (a) 80% or more (by number of votes) of the Voting Stock of which is legally and beneficially owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries and (b) which has been designated as a Restricted Subsidiary in Schedule 5.4 or which is from time to time designated as a Restricted Subsidiary by the President or any Vice President of the Company (written notice of such designation being promptly furnished to the holders of the Notes), provided that no Subsidiary shall be designated a Restricted Subsidiary if, immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries owns sufficient Voting Stock to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Successor" is defined in Section 10.2(a).

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Voting Stock" means securities of any class or classes (including, without limitation, in the case of a corporation, stock of any class, in the case of a partnership or limited partnership, a partnership interest or limited partnership interest and in the case of a limited liability company, a membership interest or manager interest), the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

     "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the voting interests and equity interests (except directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Restricted Wholly-Owned Subsidiaries at such time.

                             Disclosure Materials

     None


                                 Schedule 5.3
                         (to Note Purchase Agreement)

                   Subsidiaries of the Company and Ownership
                             of Subsidiary Stock*

        Name                Jurisdiction of Incorporation     Percentage of Shares Owned
  C-B-T Corporation*                  Delaware                          100%
Chicago Board Brokerage,              Delaware                          100%
        Inc.*
  MidAmerica Commodity                Illinois                          100%
      Exchange*

---------------------
*   Denotes a Restricted Subsidiary


                                 Schedule 5.4
                         (to Note Purchase Agreement)

                             Financial Statements

1.   Audited financial statements for the 1991 fiscal period for the Company.

2.   Audited financial statements for the 1992 fiscal period for the Company.

3.   Audited financial statements for the 1993 fiscal period for the Company.

4.   Audited financial statements for the 1994 fiscal period for the Company.

5.   Audited financial statements for the 1995 fiscal period for the Company.


                                 Schedule 5.5
                         (to Note Purchase Agreement)

                              Certain Litigation

     None


                                 Schedule 5.8
                         (to Note Purchase Agreement)

                                 Patents; Etc.

     None


                                 Schedule 5.11
                         (to Note Purchase Agreement)

                                Use of Proceeds

     Proceeds from the sale of the Notes will be used to repay existing indebtedness and for other general corporate purposes.


                                 Schedule 5.14
                         (to Note Purchase Agreement)

                            Existing Indebtedness*

Secured Loans

     1. Loan by Metropolitan Life Insurance Company to the Company. The maturity date of the loan is March 31, 1998, and the outstanding balance is $5,269,891.43 as of March 27, 1997. The loan is secured by liens on the real and personal property of the Company (UCC File No. 2969414) and C-B-T Corporation (UCC File No. 2969415 and 92U05684).

Unsecured Loans

     1. Credit Agreement dated as of March 27, 1997, between the Company, First National Bank of Chicago, as Agent and Lender, and the Lenders listed therein. This is a revolving credit facility providing to the borrower revolving loans in a maximum outstanding principal amount of $50,000,000, of which $30,000,000 will be outstanding as of the date of Closing.

Swaps

     1. Interest Rate Swap between the Company and Credit Agricole in the notional principal amount of $57,000,00, and with a termination payment of $3,021,138 as of March 27, 1997.

Operating Leases**

     1. UCC financing statement (File No. 2970338) filed by Trans Leasing International covering Sharp Duplicator Model 2075 S/N 1621400.

     2. UCC financing statement (File No. 3281960) filed by Trans Leasing International covering Sharp Duplicator Model 2075 S/N 1621400.

     3. UCC financing statement (File No. 3323760) filed by Trans Leasing International covering Sharp Duplicator Model 2075 S/N 1621400.

     4. UCC financing statement (File No. 3498722) filed by Trans Leasing International covering Sharp Duplicator Model 2075 S/N 1621400.


--------------------
* Taking into account the application of the proceeds from the sale of the Notes.

** Operating leases are not included in the definition of "Indebtedness" in the Note Purchase Agreement. However, UCC financing statements have been filed on certain property in connection with these operating leases, and this disclosure is presented for your information.


                                 Schedule 5.15
                         (to Note Purchase Agreement)

                                 Form of Note

                     Board of Trade of the City of Chicago

                     6.81% Senior Note due March 31, 2007

No. AR-1                                                     ___________, 19___
$__________                                                     PPN 09658# AB 8

     For Value Received, the undersigned, Board of Trade of the City of Chicago (herein called the "Company"), a corporation organized and existing under the laws of the State of Illinois, hereby promises to pay to _________________________ or registered assigns, the principal sum of
______________ Dollars on March 31, 2007 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.81% per annum from the date hereof, payable semiannually, on the last day of March and September in each year, commencing on September 30, 1997, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.81% or (ii) 2% over the rate of interest publicly announced by First Chicago NBD Bank from time to time in Chicago, Illinois as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, each dated as of March 1, 1997 (as from time to time amended, collectively, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such


                                   Exhibit 1
                         (to Note Purchase Agreement)
holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the law of a jurisdiction other than such State.


                                     Board of Trade of the City of Chicago

                                     By
                                       ------------------------------------
                                       Its


                                     E-1-2

               Form of Opinion of Special Counsel to the Company

     The closing opinion of Kirkland & Ellis, counsel to the Company, called for by Section 4.4(a) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to you, shall be satisfactory in form and substance to you and shall be to the effect that:

          1. The Company is a special-charter corporation, duly incorporated, validly existing and in good standing under the laws of the State of Illinois, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more of its Subsidiaries.

          3. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Notes being delivered at the Closing have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Note Purchase Agreement or the Notes being delivered at the Closing.


                                Exhibit 4.4(a)
                         (to Note Purchase Agreement)

          6. The issuance and sale of the Notes being delivered at the Closing and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or Bylaws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

          7. The issuance, sale and delivery of the Notes being delivered at the Closing under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of such Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          8. The issuance of the Notes being delivered at the Closing and the use of the proceeds of the sale of such Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on any the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes being delivered at the Closing or to comply with the provisions of the Note Purchase Agreement.

          10. The Company is not an "investment company," or a company "controlled" by an "investment company," under the Investment Company Act of 1940, as amended.

     The opinion of Kirkland & Ellis shall cover such other matters relating to the sale of the Notes at the Closing as you may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


                                  E-4.4(a)-2

             Form of Opinion of Special Counsel to the Purchasers

     The closing opinion of Chapman and Cutler, special counsel to you, called for by Section 4.4(b) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to you, shall be satisfactory in form and substance to you and shall be to the effect that:

          1. The Company is a special-charter corporation, validly existing and in good standing under the laws of the State of Illinois and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

          2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered at the Closing have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes being delivered at the Closing under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of such Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Kirkland & Ellis delivered at the Closing is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of existence of the Company from, the Secretary of State of the State of Illinois, the Bylaws of the Company and the general business corporation law of the State of Illinois. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois and the Federal laws of the United States.


                                Exhibit 4.4(b)
                         (to Note Purchase Agreement)

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company, and upon representations of the Company and you delivered in connection with the execution and delivery of the Note Purchase Agreement and the issuance and sale of the Notes delivered at the Closing.


                                  E-4.4(b)-2